EXHIBIT (Q)(2)

                               POWER OF ATTORNEY

     We, the undersigned officers and Trustees of Capital Appreciation Portfolio, Cash Management Portfolio, Floating Rate Portfolio, Government Obligations Portfolio, High Income Portfolio, Strategic Income Portfolio, Tax-Managed Emerging Growth Portfolio, Tax-Managed International Growth Portfolio and Tax-Managed Value Portfolio, each a New York trust, do hereby severally constitute and appoint Alan R. Dynner, Thomas E. Faust Jr., James B. Hawkes and James L. O'Connor, or any of them, to be true, sufficient and lawful attorneys, or attorney for each of us, to sign for each of us, in the name of each of us in the capacities indicated below, the Registration Statement and any and all amendments (including post-effective amendments) to the Registration Statement on Form N-1A filed by Eaton Vance Mutual Funds Trust with the Securities and Exchange Commission in respect of shares of beneficial interest and other documents and papers relating thereto.

     IN WITNESS WHEREOF we have hereunto set our hands on the dates set opposite our respective signatures.

   SIGNATURE                          CAPACITY                       DATE
   ---------                          --------                       ----


/s/ James B. Hawkes     President, Principal Executive Officer
-------------------                  and Trustee                   11/05/01
James B. Hawkes


/s/ James L. O'Connor    Treasurer and Principal Financial and
---------------------             Accounting Officer               11/20/01
James L. O'Connor


/s/ Jessica M. Bibliowicz
-------------------------                 Trustee                  11/09/01
Jessica M. Bibliowicz


/s/ Donald R. Dwight
--------------------                      Trustee                  11/05/01
Donald R. Dwight


/s/ Samuel L. Hayes, III
------------------------
Samuel L. Hayes, III                      Trustee                  11/05/01


/s/ Norton H. Reamer
--------------------                      Trustee                  11/05/01
Norton H. Reamer


/s/ Lynn A. Stout                         Trustee                  11/05/01
-----------------
Lynn A. Stout


/s/ Jack L. Treynor                       Trustee                  11/05/01
-------------------
Jack L. Treynor